Exhibit 4.1

EXECUTION VERSION

OASIS PETROLEUM INC.,
as Issuer,
OASIS PETROLEUM LLC,
OASIS PETROLEUM NORTH AMERICA LLC,
OASIS PETROLEUM MARKETING LLC,
OASIS WELL SERVICES LLC,
and
OASIS MIDSTREAM SERVICES LLC,
as Subsidiary Guarantors,
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
SIXTH SUPPLEMENTAL INDENTURE
dated as of September 19, 2016
to Senior Indenture
dated as of November 10, 2011
2.625% Convertible Senior Notes due 2023

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
		2
Section 1.01	Scope	2
Section 1.02	Definitions	11
Section 1.03	References to Interest

ARTICLE 2
ISSUE, DESRIPTION, EXECUTION
REGISTRATION AND EXCHANGE OF NOTES

Section 2.01	Designation and Amount	11
Section 2.02	Form of Notes	12
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts	12
Section 2.04	[Reserved]	13
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary	13
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes	15
Section 2.07	[Reserved]	16
Section 2.08	Cancellation of Notes Paid, Converted, Etc.	16
Section 2.09	[Reserved]	16
Section 2.10	Repurchases	16

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.01	Applicability of Article 4 of the Base Indenture	17
Section 3.02	Satisfaction and Discharge	17

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01	Applicability of Article One of the Base Indenture	17
Section 4.02	Maintenance of Office or Agency	17
Section 4.03	[Reserved]	17
Section 4.04	Provisions as to Paying Agent	17
Section 4.05	Existence	19
Section 4.06	Reports	19
Section 4.07	Usury Laws	19

    i

TABLE OF CONTENTS (CONT'D)

Section 4.08	Statements as to Defaults	19
Section 4.09	Future Guarantees	20

ARTICLE 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY
AND THE TRUSTEE

Section 5.01	[Reserved]	20
Section 5.02	Preservation and Disclosure of Lists	20

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Applicability of Article Five of the Base Indenture	20
Section 6.02	Events of Default	20
Section 6.03	Acceleration; Rescission and Annulment	22
Section 6.04	Additional Interest	23
Section 6.05	Payments of Notes on Default; Suit Therefor	25
Section 6.06	Application of Monies Collected by Trustee	26
Section 6.07	Proceedings by Holders	27
Section 6.08	Proceedings by Trustee	27
Section 6.09	Remedies Cumulative and Continuing	27
Section 6.10	Direction of Proceedings and Waiver of Defaults by Majority of Holders	27
Section 6.11	Notice of Defaults	28
Section 6.12	Undertaking to Pay Costs	28

ARTICLE 7
CONCERNING THE TRUSTEE

Section 7.01	Amendments to Article Six of the Base Indenture	28

ARTICLE 8
INTENTIONALLY OMITTED

ARTICLE 9
INTENTIONALLY OMITTED

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01	Applicability of Article Nine of the Base Indenture	29
Section 10.02	Supplemental Indentures Without Consent of Holders	29

TABLE OF CONTENTS (CONT'D)

Section 10.03	Supplemental Indentures with Consent of Holders	30

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01	Applicability of Article Eight of the Base Indenture	32
Section 11.02	Company May Consolidate, Etc. on Certain Terms	32
Section 11.03	Successor Corporation to Be Substituted	32

ARTICLE 12
INTENTIONALLY OMITTED

ARTICLE 13
INTENTIONALLY OMITTED

ARTICLE 14
CONVERSION OF NOTES

Section 14.01	Conversion Privilege	32
Section 14.02	Conversion Procedure; Settlement Upon Conversion	35
Section 14.03	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Notice of Redemption	39
Section 14.04	Adjustment of Conversion Rate	41
Section 14.05	Adjustments of Prices	50
Section 14.06	Shares to Be Fully Paid	50
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	50
Section 14.08	Certain Covenants	52
Section 14.09	Responsibility of Trustee	52
Section 14.10	Stockholder Rights Plans	53

ARTICLE 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01	Intentionally Omitted	53
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change	53
Section 15.03	Withdrawal of Fundamental Change Repurchase Notice	56
Section 15.04	Deposit of Fundamental Change Repurchase Price	56
Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	57

TABLE OF CONTENTS (CONT'D)

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”) dated as of September 19, 2016, is among OASIS PETROLEUM INC., a Delaware corporation (herein called the “Company”), having its principal office in First City Tower, 1001 Fannin, Suite 1500, Houston, Texas 77002, and OASIS PETROLEUM LLC, a Delaware limited liability company, OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company, OASIS PETROLEUM MARKETING LLC, a Delaware limited liability company, OASIS WELL SERVICES LLC, a Delaware limited liability company, and OASIS MIDSTREAM SERVICES LLC, a Delaware limited liability company (as the initial Subsidiary Guarantors (as defined herein)), and U.S. Bank National Association, as Trustee (herein called the “Trustee”) under the indenture, dated as of November 10, 2011, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Base Indenture” and, as amended and supplemented by this Sixth Supplemental Indenture in respect of the Notes, the “Indenture”).
WITNESSETH:
WHEREAS, the Company, certain of the Subsidiary Guarantors and the Trustee executed and delivered the Base Indenture, to provide for the issuance by the Company from time to time of its debentures, notes or other debt instruments (the “Securities”), and the Guarantee by each of the Subsidiary Guarantors of the Securities, as the Base Indenture provides;
WHEREAS, Section 901(7) of the Base Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities (as defined in the Base Indenture), to establish the form or terms of any Security as permitted by Sections 201 and 301 of the Base Indenture.
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.625% Convertible Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $275,000,000 (or $300,000,000 if the Underwriters exercise their over-allotment option as set forth in the Underwriting Agreement), subject to the Company’s right to issue Additional Notes as provided herein, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture; and
WHEREAS, the Company desires to issue $275,000,000 aggregate principal amount of the Notes as of the date hereof;
WHEREAS, the Company desires to establish the form and terms of the Notes;
WHEREAS, all things necessary to make this Sixth Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the

Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in the Indenture, the valid, binding and legal obligations of the Company, and the Indenture a valid agreement according to its terms, have been done and performed, and the execution of the Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.
NOW, THEREFORE:
In order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Scope. This Sixth Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Sixth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Sixth Supplemental Indenture shall only apply to the Notes. For all purposes under the Base Indenture, the Notes shall constitute a single Series, and with regard to any matter requiring the consent under the Base Indenture of Securityholders of multiple series of Securities voting together as a single class, the consent of Holders issued hereunder voting as a separate class shall also be required and the same threshold shall apply. With respect to the Notes, if the terms of the Base Indenture are inconsistent with the terms of this Sixth Supplemental Indenture, then the terms of this Sixth Supplemental Indenture shall control.
Section 1.02    Definitions. For all purposes of this Sixth Supplemental Indenture, unless otherwise specified herein:
(a)all terms used in this Sixth Supplemental Indenture that are not otherwise defined herein shall have the meanings they are given in the Base Indenture;
(b)    the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import in this Sixth Supplemental Indenture shall refer to this Sixth Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Sixth Supplemental Indenture; and

(c)    Section 101 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 1.02.
“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04, as applicable.
“Additional Notes” has the meaning set forth in Section 2.01.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Base Indenture” shall have the meaning specified in the first paragraph of this Sixth Supplemental Indenture.
“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Bid Solicitation Agent, in accepting the appointment as Bid Solicitation Agent and acting as such under the Sixth Supplemental Indenture, is entitled to the protections, immunities, limitations from liability and indemnification provided to the Trustee under the Base Indenture. The Trustee shall initially act as the Bid Solicitation Agent. The Company may appoint another Person, including itself, to act as the Bid Solicitation Agent without prior notice to the Holders. The Trustee may at any time resign from acting as the Bid Solicitation Agent by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Bid Solicitation Agent.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
“Cash Settlement” shall have the meaning specified in Section 14.02(a).
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“close of business” means 5:00 p.m. (New York City time).
“Combination Settlement” shall have the meaning specified in Section 14.02(a).
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Sixth Supplemental Indenture, subject to Section 14.07.
“Company” shall have the meaning specified in the first paragraph of this Sixth Supplemental Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Conversion Agent” shall have the meaning specified in Section 4.02.
“Conversion Obligation” shall have the meaning specified in Section 14.01(a).
“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.
“Conversion Rate” shall have the meaning specified in Section 14.01(a).
“Custodian” means the Trustee, as custodian for the Depositary, or any successor entity thereto.
“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, l/20th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.
“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:
(a)    cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and
(b)    if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OAS <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume- weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are due but are not punctually paid or duly provided for, taking into account the grace periods, if any for such payments.
“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) to be a “Depositary” as defined in the Base Indenture with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“Event of Default” shall have the meaning specified in Section 6.02.
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and the employee benefit plans of the Company and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity, other than in a transaction described in clause (b)(ii) below;

(b)    the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or any parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
(d)    the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) and is not listed or quoted on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) concurrently with such cessation;
provided, however, that a transaction or transactions described in clause (a) or clause (b) immediately above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of Common Stock of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Stock that are listed or quoted on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(c).
“Holder,” as applied to any Note, means any Person in whose name at the time a particular Note is registered on the Security Register.
“Indenture” shall have the meaning specified in the first paragraph of this Sixth Supplemental Indenture, as it may be further amended or supplemented with respect to the Notes.
“Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2017.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as such term is defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m. New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock .
“Maturity Date” means September 15, 2023.
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).
“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Sixth Supplemental Indenture.
“Notice of Conversion” shall have the meaning specified in Section 14.02(b).
“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to the immediately succeeding clause (ii), if the relevant Conversion Date occurs prior to March 15, 2023, the 20 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) with respect to conversion notices received on or after the date we have delivered a Redemption Notice and prior to the corresponding Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 22nd scheduled Trading Day immediately preceding the Redemption Date; and (iii) subject to the immediately preceding clause (ii), if the relevant Conversion Date occurs on or after March 15, 2023, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.
“open of business” means 9:00 a.m. (New York City time).
“outstanding,” when used with reference to Notes, shall, subject to clause (D) of the proviso at the end of the definition of “Outstanding” in Section 101 of the Base Indenture, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 306 of the Base Indenture and Section 2.06 of this Sixth Supplemental Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 306 of the Base Indenture and Section 2.06 of this Sixth Supplemental Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)    Notes converted pursuant to Article 14 or any Notes required to be cancelled pursuant to Section 2.08 of this Sixth Supplemental Indenture; and
(e)    Notes required to be delivered to the Trustee for cancellation pursuant to Section 309 of the Base Indenture.
“Paying Agent” shall have the meaning specified in Section 4.02.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Base Indenture and Section 2.06 of this Sixth Supplemental Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Prospectus Supplement” means the preliminary prospectus supplement dated September 13, 2016, as supplemented by the related pricing term sheet dated September 14, 2016, relating to the offering and sale of the Notes.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Sixth Supplemental Indenture” shall have the meaning specified in the first paragraph of this Sixth Supplemental Indenture.
“Senior Note” means any of the Company’s 7.25% Senior Notes due 2019, 6.5% Senior Notes due 2021, 6.875% Senior Notes due 2022 and 6.875% Senior Notes due 2023, collectively, the “Senior Notes.”
“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).
“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement (as such terms are defined in Section 14.02(a)), as elected (or deemed to have been elected) by the Company.
“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Subsidiary Guarantee” means any Subsidiary Guarantee of the Notes by any Subsidiary Guarantor in accordance with Article Thirteen of the Base Indenture, as provided in Article 17 of this Supplemental Indenture.
“Subsidiary Guarantor” means each Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of Article 17 of this Supplemental Indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the Indenture.
“Successor Company” shall have the meaning specified in Section 11.02(a).
“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.

If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Sixth Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“Underwriting Agreement” means the Underwriting Agreement dated as of September 14, 2016 between the Company, the Subsidiary Guarantors and the several Underwriters named therein relating to the initial offer and sale of the Notes.
“unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
Section 1.03    References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION,
REGISTRATION AND EXCHANGE OF NOTES
Section 2.01    Designation and Amount. The Notes shall be designated as the “2.625% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $275,000,000 (or up to $300,000,000 if the Underwriters’ over-allotment option granted pursuant to the Underwriting Agreement is exercised) and subject to the Company’s right to issue additional Notes from time to time which shall be treated as part of the same class of Securities as the Notes (“Additional Notes”), which Additional Notes will bear a different CUSIP number than the notes issued on the date hereof if they are not fungible for U.S. federal income tax purposes, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other

Notes pursuant to Section 305, Section 306, and Section 304 of the Base Indenture as amended, in each case as applicable, by this Sixth Supplemental Indenture. Any Notes shall be issued upon delivery of a Company Order, which shall specify the date on which such Notes are to be authenticated and the principal amount thereof, and with respect to Additional Notes, the date from which interest shall accrue.
Section 2.02    Form of Notes. Notwithstanding anything to the contrary in the Base Indenture, the Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Sixth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall bear interest from the date specified on the face of such Note.
(b)    Section 307 of the Base Indenture shall not apply to the Notes. The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in Houston, Texas or the Borough of Manhattan, The City of New York, which shall initially be the Principal Office of the Trustee and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered, to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04    [Reserved]
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)    Section 305 of the Base Indenture (other than the first three paragraphs thereof) shall not apply to the Notes.
(b)    No service charge shall be imposed by the Company, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.
None of the Company, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes called for redemption as provided in Section 16.05.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.
(c)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(d), all Notes shall be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary (each, a “Global Note”). The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
(d)    Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(d)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and the Depositary requests that any beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Global Note that corresponds to such beneficial owner’s beneficial interest in such Global Note and (y) in the case of clause (i) or (ii). Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in a principal amount and to the principal amount of such Global Notes that corresponds to such beneficial owner’s beneficial interest in such Global Notes, in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes. Notwithstanding the provisions of Section 306 of the Base Indenture, in case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Section 2.07    [Reserved]
Section 2.08    Cancellation of Notes Paid, Converted, Etc. The first sentence of Section 309 of the Base Indenture shall, with respect to the Notes, also apply to the surrender of Notes to any of the Company’s Subsidiaries or Affiliates.
Section 2.09    [Reserved]
Section 2.10    Repurchases. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 309 of the Base Indenture and such Notes shall no longer be considered outstanding under the Indenture upon their repurchase.
ARTICLE 3

SATISFACTION AND DISCHARGE
Section 3.01    Applicability of Article 4 of the Base Indenture. The first paragraph of Section 401 of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety such paragraph of the Base Indenture, and all references in the Base Indenture to such paragraph and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 and the satisfaction and discharge provisions set forth in this Article 3.
Section 3.02    Satisfaction and Discharge. The Indenture as it relates to the Notes shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as it relates to the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 306 of the Base Indenture, as supplemented by Section 2.06 of this Sixth Supplemental Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, cash, Common Stock or a combination thereof, as applicable, sufficient to satisfy the Company’s Conversion Obligation and to pay all of the outstanding Notes and all other sums due and payable under the Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture as it relates to the Notes have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 607 under the Base Indenture shall survive.
ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY
Section 4.01    Applicability of Article One of the Base Indenture. The provisions of Sections 1002, 1003 (other than the first paragraph thereof), 1004(b), 1005, 1006, 1007 and 1008 of the Base Indenture shall not apply with respect to the Notes. In addition, the reference in Section 1004(a) of the Base Indenture to “90 days” shall be replaced with “120 days” with respect to the Notes.
Section 4.02    Maintenance of Office or Agency. Pursuant to Section 301 of the Base Indenture, the Company hereby initially designates the Trustee as the Paying Agent (the “Paying Agent”), Registrar, Custodian and Conversion Agent (the “Conversion Agent”) and the office of the Trustee in New York, New York as an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.
The Company may also from time to time designate as co-Security Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
Section 4.03    [Reserved]
Section 4.04    Provisions as to Paying Agent.
(a)    [Reserved].
(b)    If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 1:00 p.m. New York City time, on such date.
(c)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(d)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(e)    Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.
Section 4.05    Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section 4.06    Reports.
(a)    Section 704 of the Base Indenture shall not apply to the Notes.
(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.
(c)    Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).
Section 4.07    Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that would reasonably expect to materially and adversely affect the covenants or the performance by the Company of its obligations under this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08    Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or

Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.
Section 4.09    Future Guarantees. If, on or following the date of this Sixth Supplemental Indenture, any of the Company’s Subsidiaries that is not a Subsidiary Guarantor guarantees any of the Company’s Senior Notes or other unsecured debt securities, the Company shall cause each such Subsidiary that guarantees such Senior Notes or other unsecured debt securities to guarantee the Notes within 30 days of the date on which it provided such other guarantee by executing a supplemental indenture under which such Subsidiary agrees to become a Subsidiary Guarantor with respect to the Notes as provided in Article 17. Any such Subsidiary guarantee of the Notes shall be released upon the release of the guarantee under the applicable Senior Notes or other unsecured debt securities that triggered such Subsidiary guarantee of the Notes and shall be subject to all of the limitations and provisions of Article 17 hereof.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY
AND THE TRUSTEE
Section 5.01    [Reserved]
Section 5.02    Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 701 of the Base Indenture or maintained by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 701 of the Base Indenture upon receipt of a new list so furnished.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01    Applicability of Article Five of the Base Indenture. Article Five of the Base Indenture shall not apply to the Notes. Instead, the Event of Default provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Article Five of the Base Indenture, and all references in the Base Indenture to Article Five and Event of Default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the Event of Default provisions set forth therein.
Section 6.02    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(f)    default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(g)    default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon optional redemption, upon declaration of acceleration or otherwise;
(h)    failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon proper and timely exercise of a Holder’s conversion right and such failure continues for five Business Days;
(i)    failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.0 l(b)(iii), in each case when due and such failure continues for five Business Days;
(j)    failure by the Company to comply with its obligations under Article 11;
(k)    failure by the Company for 60 days after the Company has received written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements contained in the Notes or the Indenture;
(l)    default by the Company or any Subsidiary Guarantor of the Company with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided that in each case of clauses (i) and (ii), the principal amount of such indebtedness aggregates to $30,000,000 or more, in each case after the expiration of any applicable grace period and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company from the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;
(m)    the Company or any Subsidiary Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary Guarantor or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;
(n)    an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary Guarantor seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary Guarantor or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or
(o)    any Subsidiary guarantee of a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under this Indenture or its Subsidiary guarantee.
Section 6.03    Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.02(h) or Section 6.02(i) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.
The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 607 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default so waived shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.
Section 6.04    Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06 of this Sixth Supplemental Indenture or for any failure of the Company or any Subsidiary Guarantor to file with the Trustee any documentation or reports required to be filed under Section 314(a)(1) of the Trust Indenture Act, shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and ending on, but excluding, the earlier of (A) the date on which such Event of Default is no longer continuing and (B) the 91st day following the date on which such an Event of Default first occurs, and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 90-day period on which such Event of Default is continuing beginning on, and including, the 91st day following the date on which such an Event of Default first occurs and ending on, but excluding, the date on which such Event of Default is no longer continuing. In no event will Additional Interest exceed an aggregate of 0.50% per annum on any Note.
If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06 of this Sixth Supplemental Indenture. In the event the Company does not elect to pay Additional Interest following an Event of Default described in this Section 6.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.
To elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.
Section 6.05    Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 607 of the Base Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 607 under the Base Indenture, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 607 under the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
If the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.06    Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee under Section 607 of the Base Indenture;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time , such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion or the Redemption Price) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion or the Redemption Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.07    Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holders shall have provided to the Trustee such security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;
(d)    the Trustee for 60 days after its receipt of such notice, request and providing of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.
Section 6.08    Proceedings by Trustee. In case of an Event of Default that is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.
Section 6.09    Remedies Cumulative and Continuing. Except as provided in the last sentence of Section 306 of the Base Indenture, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.10    Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02 (other than amounts that have become due solely because of an acceleration that has been rescinded), (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.11    Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.12    Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the finding by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Company.
ARTICLE 7

CONCERNING THE TRUSTEE
Section 7.01    Amendments to Article Six of the Base Indenture.
(a)    Unless the context otherwise requires, all references in Article Six of the Base Indenture to “money” shall be deemed, solely with respect to the Notes, to include shares of Common Stock or other Reference Property underlying the Notes.
(b)    Section 607(3) of the Base Indenture is hereby amended with respect to the Notes by replacing it with the following: “the Company also covenants to indemnify the Trustee in any capacity under this Indenture (including in its capacity as Conversion Agent or Bid Solicitation

Agent) for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity (including in its capacity as Conversion Agent or Bid Solicitation Agent) hereunder, including the costs and expenses of defending itself against any claim of liability in the premises.”
ARTICLE 8
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ARTICLE 9
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ARTICLE 10
SUPPLEMENTAL INDENTURES
Section 10.01    Applicability of Article Nine of the Base Indenture. Section 901 and Section 902 of the Base Indenture shall not apply to the Notes. Instead, Section 10.02 and Section 10.03 of this Sixth Supplemental Indenture, shall, with respect to the Notes, supersede in their entirety Section 901 and Section 902 of the Base Indenture, and all references in the Base Indenture to such Sections and amendment and waiver provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Section 10.02 and Section 10.03 of the Sixth Supplemental Indenture, as applicable, and the supplemental indenture provisions set forth therein.
Section 10.02    Supplemental Indentures Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee, at the Company’s expense, may from time to time and at any time, without the consent of the Holders, enter into an indenture or indentures supplemental hereto or amend the Notes or Subsidiary Guarantees for one or more of the following purposes:
(a)    to cure any ambiguity, omission, defect or inconsistency;
(b)    to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 11;
(c)    to add or release guarantees with respect to the Notes, as provided for by the Indenture;
(d)    to secure the Notes;
(e)    to add to the covenants of the Company or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;
(f)    to make any change that does not adversely affect the rights of any Holder;
(g)    in connection with any Merger Event, provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make related changes to the terms of the Notes;

(h)    to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
(i)    to appoint a successor Trustee with respect to the Notes;
(j)    to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement, as evidenced by an Officers’ Certificate;
(k)    to comply with the rules of any applicable securities depositary, including the Depositary, so long as such amendment does not adversely affect the rights of any Holder in any material respect;
(l)    to irrevocably elect or eliminate one of the Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount;
(m)    to provide for the issuance of Additional Notes; or
(n)    to increase the Conversion Rate as provided in this Sixth Supplemental Indenture.
In addition, the Base Indenture may be amended or supplemented without consent of Holders of Notes to establish the form or terms of other series of Securities thereunder or to make any other change that does not apply to the Notes.
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 10.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.03
Section 10.03    Supplemental Indentures with Consent of Holders.
With the consent (evidenced as provided in Section 104 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for Notes), the Trustee, the Company and the Subsidiary Guarantors, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or the Notes or the Subsidiary Guarantees or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment shall:

(a)    reduce the percentage in principal amount of Notes whose Holders must consent to an amendment of the Indenture or to waive any past Default;
(b)    reduce the rate of or extend the stated time for payment of interest on any Note;
(c)    reduce the principal of or extend the Maturity Date of any Note;
(d)    make any change that adversely affects the conversion rights of any Notes;
(e)    reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(f)    make any Note payable in a currency, or a place of payment, other than that stated in the Note;
(g)
    change the ranking of the Notes that would adversely affect the Holders;
(h)    release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture;
(i)    modify the provisions with respect to the redemption of any Notes in a manner adverse to Holders of Notes; or
(j)    make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.10.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture or any supplemental indenture described in Section 10.02 becomes effective, the Company shall deliver to the Holders a notice briefly describing the amendment adopted in such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
Section 11.01    Applicability of Article Eight of the Base Indenture. Article Eight of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety such Article Eight of the Base Indenture, and all references in the Base Indenture to such Article shall, with respect to the Notes, be deemed to be references to this Article 11.
Section 11.02    Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
(a)    the resulting, surviving, transferee Person (the “Successor Company”), if not the Company, shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and the Indenture; and
(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.
For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.
Section 11.03    Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Sixth Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall automatically, without further action of the Trustee, any Holder or any other Person, be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.
In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
ARTICLE 12
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ARTICLE 13
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ARTICLE 14
CONVERSION OF NOTES
Section 14.01    Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding March 15, 2023 and (ii) regardless of the conditions described in Section 14.01(b), on or after March 15, 2023 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, based on an initial conversion rate of 76.3650 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
(b)    (i) Prior to the close of business on the Business Day immediately preceding March 15, 2023, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b) for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the Conversion

Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in the Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination and provided written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, and the Company shall have no obligation to make such request or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).
(ii)
    If, prior to the close of business on the Business Day immediately preceding March 15, 2023, the Company elects to:
(A)
    issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholders’ rights plan so long as such rights have not separated from the Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
(B)    distribute to all or substantially all holders of the Common Stock (other than a distribution of the Common Stock, as to which an adjustment is provided for pursuant to Section 14.04(a)) the Company’s assets, securities or rights to purchase securities (other than in connection with a stockholders’ rights plan so long as such rights have not separated from the Common Stock) of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes at least 30 days prior to the Ex- Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time, except that Holders may not surrender its Notes for conversion if Holders are entitled to participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in Section 14.01(b)(ii), without having to convert their Notes, in such issuance or distribution as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(iii)    If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding March 15, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Company is a party to a consolidation or merger (other than a merger or consolidation with a Subsidiary solely to effect a reincorporation), binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding March 15, 2023, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the effective date of such transaction until 35 days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the Business Day after the effective date of such transaction.
(iv)    Prior to the close of business on the Business Day immediately preceding March 15, 2023, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after September 30, 2016 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Trustee and the Holders if the Notes become convertible in accordance with this clause (iv).
(v)    If the Company gives a Redemption Notice with respect to the Notes pursuant to Article 16, the Holders of such Notes called for redemption may surrender any or all of such Notes for conversion at any time prior to, and only prior to, the close of business on the Business Day immediately preceding the Redemption Date specified in such Redemption Notice.
Section 14.02    Conversion Procedure; Settlement Upon Conversion.
(a)    Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
(i)    All conversions (i) for which the relevant Conversion Date occurs on or after March 15, 2023 or (ii) of Notes called for redemption shall, in each case, be settled using the same Settlement Method.
(ii)    Except for any conversions described in Section 14.02(a)(i), the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)    If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, (i) in the case of any conversions for which the relevant Conversion Date occurs on or after March 15, 2023, no later than the close of business on the scheduled Trading Day immediately preceding March 15, 2023 and (ii) in the case of any conversions of Notes called for redemption, the date we deliver the Redemption Notice). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.
(iv)    The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
(A)
    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;
(B)
    if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and
(C)
    if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(v)    The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.
If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, provided, if the Conversion Date is after the Regular Record Date for the last Interest Payment Date, such payment or delivery will occur on the Maturity Date, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement

Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form or in book-entry format, in satisfaction of the Company’s Conversion Obligation.
(d)    In case any Note shall be surrendered for partial conversion the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)    If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(f)    Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.
(g)    Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(h)    Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has given a Redemption Notice that specifies a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date in cash regardless of whether their Notes have been converted following such Regular Record Date.
(i)    The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.
Section 14.03    Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Notice of Redemption. (a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date, or (ii) we give a Redemption Notice with respect to any or all of the Notes as provided for under Section 16.03 and a Holder elects to convert its Notes “in connection with” such Make-Whole Fundamental Change or Redemption Notice, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change

Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes will be deemed for these purposes to be “in connection with” a Redemption Notice if the Notice of Conversion of the Notes is received by the Conversion Agent from, and including, the date of the Redemption Notice until the close of business on the Business Day preceding the Redemption Date.
(b)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the date of the Redemption Notice, as the case may be, and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or on the date of the Redemption Notice, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change, or the date of the Redemption Notice, as the case may be. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.
(c)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
(d)    The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date or date of Redemption Notice, as applicable set forth below:

Effective Date / Date of Redemption Notice	Stock Price
	9.70	11.50	13.10	15.00	17.00	20.00	25.00	30.00	35.00	45.00	55.00	65.00
September 19, 2016	26.7277	21.3852	16.9405	13.1727	10.3418	7.4320	4.5436	2.8983	1.8823	0.7678	0.2344	0.0000
September 15, 2017	26.7277	21.1696	16.6031	12.7687	9.9182	7.0275	4.2116	2.6430	1.6926	0.6747	0.2042	0.0000
September 15, 2018	26.7277	20.8470	16.1336	12.2253	9.3600	6.5045	3.7936	2.3273	1.4609	0.5609	0.1616	0.0000
September 15, 2019	26.7277	20.3530	15.4603	11.4700	8.6024	5.8135	3.2604	1.9367	1.1817	0.4280	0.1124	0.0000
September 15, 2020	26.7277	19.5896	14.4649	10.3873	7.5435	4.8830	2.5836	1.4660	0.8600	0.2856	0.0625	0.0000
September 15, 2021	26.7277	18.3417	12.8901	8.7313	5.9859	3.5960	1.7364	0.9273	0.5189	0.1527	0.0216	0.0000
September 15, 2022	26.7277	16.1670	10.1122	5.9387	3.5588	1.8360	0.7748	0.3937	0.2137	0.0542	0.0033	0.0000
September 15, 2023	26.7277	10.5916	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date or date of Redemption Notice, as the case may be, is between two specified dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later specified dates, as applicable, based on a 365-day year;
(ii)    if the Stock Price is greater than $65.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and
(iii)    if the Stock Price is less than $9.70 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 103.0927 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
(e)    Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change or Redemption Notice.
Section 14.04    Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and
OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances described in Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash, as to which the provisions set forth in Section 14.04(d) shall apply, (iii) Spin-Offs, as to which the provisions set forth below in this Section 14.04(c) shall apply, and (iv) dividends or distributions of Reference Property in exchange for Common Stock in connection with a transaction described in Section 14.07 (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S.

national securities exchange (a “Spin-Off’), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex- Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution in connection with a Spin-Off is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
For purposes of this Section 14.04(c) (and subject in all respect to Section 14.10), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date hereof, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)     a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any

Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)    If any cash dividend or distribution is made to all or substantially all holders of the Common Stock , the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C
where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Days immediately preceding the Ex-Dividend Date for such dividend or distribution;
C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex- Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPT (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock , to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1
where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=
the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.
(f)    Notwithstanding this Section 14.04, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.
(h)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(i)    Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:
(i)    upon the issuance of Common Stock at a price below the Conversion Price or otherwise, unless as specifically set forth in this Section 14.04;

(ii)    on account of open market repurchases or other buy-back transactions that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions, or pursuant to a share repurchase program approved by the Board of Directors or otherwise;
(iii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(iv)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(v)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iv) of this subsection and outstanding as of the date the Notes were first issued;
(vi)    solely for a change in the par value of the Common Stock; or
(vii)    for accrued and unpaid interest, if any.
(j)    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (l/10,000th) of a share. Notwithstanding anything in this Section 14.04 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of such Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of such Conversion Rate and take them into account when determining subsequent adjustments. In addition, the Company shall make any carried-forward adjustment not otherwise effected: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate or (ii) on the Conversion Date and each Trading Day in the Observation Period for the Notes upon conversion of the Notes.
(k)    Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.
(l)    For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of

Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
Section 14.05    Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
Section 14.06    Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).
Section 14.07    Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Common Stock (other a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),
(ii)    any consolidation, merger, combination or similar transaction involving the Company,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $ 1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of

Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event, (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property (determined in good faith by us) and (IV) references to Common Stock under Section 14.01(b)(i), Section 14.01(b)(ii) and Section 14.01(b)(iv) shall be deemed to refer to a unit of Reference Property.
If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
If the Reference Property includes common equity of another company, then such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments in lieu of and that shall be as nearly equivalent as is possible, in our good faith judgment, to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

(b)    The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
(d)    The above provisions of this Section shall similarly apply to successive Merger Events.
Section 14.08    Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
(b)    The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)    The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
Section 14.09    Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 601 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.
Section 14.10    Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS
Section 15.01    Intentionally Omitted.
Section 15.02    Repurchase at Option of Holders Upon a Fundamental Change. (f) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice, provided that the Fundamental Change Repurchase Date shall be subject to postponement caused by a change in applicable law after the date of this Sixth Supplemental Indenture, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change

Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Principal Office of the Trustee, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(g)    On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of

Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the effective date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii)    if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of the Fundamental Change;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.
At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(h)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(i)    Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase, or notice thereof, the Notes upon a Fundamental Change if (i) we have given a Redemption Notice of all outstanding Notes in accordance with Article 16, unless we default in making payments with respect to such redemption, or (ii) a third party makes such an offer in the manner, and at the times required and otherwise in compliance with the requirements, set forth in this Article 15 and such third party purchases all of the Notes validly surrendered and not validly withdrawn under such offer. Such third party’s failure to repurchase the Notes will not relieve the Company of its obligation to effect to pay the Fundamental Change Repurchase Price as set forth herein.
Section 15.03    Withdrawal of Fundamental Change Repurchase Notice. (m) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Principal Office of the Trustee or the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.
Section 15.04    Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
(a)    comply with the provisions of Rule 13e-4, Rule 14e-l and any other tender offer rules under the Exchange Act;
(b)    file a Schedule TO or any other required schedule under the Exchange Act; and
(c)    otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16

OPTIONAL REDEMPTION
Section 16.01    Right to Redeem.   The provisions of Article Eleven of the Base Indenture shall not apply with respect to the Notes. Instead, the provisions of this Article 16 shall govern redemptions of the Notes. The Company shall not be entitled to redeem the Notes at its option prior to September 15, 2020, and no sinking fund is provided for the Notes.
(a)    On or after September 15, 2020, the Company may from time to time redeem any or all of the Notes in cash at the applicable Redemption Price if the Last Reported Sale Price per share of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date of the Redemption Notice exceeds 130% of the applicable Conversion Price for the Notes on each applicable Trading Day.
(b)    The Company may elect to redeem any or all of the Notes pursuant to this Section 16.01 by providing a Redemption Notice pursuant to Section 16.03; provided, however, that prior to delivery of any Redemption Notice to the Holders, the Company will deliver an Officer’s Certificate to the Trustee (upon which the Trustee may conclusively rely) certifying that the Company is entitled to redeem the Notes in accordance with this Section 16.01.  Substantially concurrently with providing such Redemption Notice, the Company shall issue a press release and publish such information on the Company’s website.
Section 16.02    Redemption Price.   The “Redemption Price” for the Notes to be redeemed on any Redemption Date shall be calculated by the Company and be an amount equal to (i) 100% of the principal amount of the Notes being redeemed; plus (ii) any accrued and unpaid interest to, but excluding, the Redemption Date.  If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall not pay accrued and unpaid interest to the Holder of Notes being redeemed, and will instead pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the Holder of record as of the Close of Business on such Regular Record Date and the Redemption Price shall be an amount equal to 100% of the principal amount of the Notes being redeemed.
Section 16.03    Redemption Notice.   Notice of redemption (a “Redemption Notice”) shall be given, to each Holder of Notes (with a copy to the Trustee)  to be redeemed not more than 60 Scheduled Trading Days but not less than 30 days (in accordance with the applicable procedures of DTC in the case of any Global Note) prior to the Redemption Date.
(a)
    The Redemption Notice shall state:

1.	the Redemption Date;

2.	the Redemption Price;

3.	that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

4.	the place or places where such Notes are to be surrendered for payment of the Redemption Price;

5.	that Holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in this Indenture;

6.	the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the Close of Business on the Business Day immediately preceding the Redemption Date;

7.	the procedures a converting Holder must follow to convert its Notes;

8.	the Conversion Rate and, if applicable, the number of Additional Shares under Section 14.03 and

9.	the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.
(b)    A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Redemption Notice is required to be given (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and attaching the form of Redemption Notice and including the information to be stated in such notice.
(c)    A Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice.  In any case, a failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.
(d)    A Redemption Notice shall be irrevocable.
Section 16.04      Payment of Notes Called for Redemption.
(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.  Any Notes redeemed by the Company shall be paid in cash.
(b)    Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04, an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date.  Subject to the Paying Agent holding money sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date, upon surrender of any Note for redemption in accordance with the Redemption Notice, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

(c)    Any cash amounts due upon redemption in respect of the Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 16.05    Redemption in Part.
(a)    If less than all of the Outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof, by lot, on a pro rata basis, by lot or by another method the Trustee considers fair and appropriate, subject, in each case, to compliance with the Applicable Procedures of the Depositary.  If a portion of the Notes is selected for partial redemption and the Holder of such Notes converts a portion of its Notes, the converted portion shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.
(b)    In the event of any redemption in part, the Company, the Trustee and the Registrar shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 calendar days before any selection of the Notes and ending at the Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
Section 16.06     Restrictions on Redemption.   The Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Notes).
ARTICLE 17
SUBSIDIARY GUARANTEES
Section 17.01    Guarantee. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in Article Thirteen of the Base Indenture, except that Sections 1304 and 1305 of the Base Indenture shall not apply with respect to the Notes. For purposes of Section 1303 of the Base Indenture, the notation of guarantee with respect to the Notes shall be in substantially the form attached hereto as Exhibit B.
Section 17.02    Release of Subsidiary Guarantors from Guarantee.
Notwithstanding Article Thirteen of the Base Indenture, the Subsidiary Guarantee of the Notes shall be automatically released if (i) the applicable Subsidiary Guarantor ceases to be a Subsidiary of the Company, or (ii) such Subsidiary Guarantor ceases to guarantee any of the Senior Notes or other unsecured debt securities of the Company.

The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Subsidiary Guarantee upon receipt of a Company Request accompanied by an Officers’ Certificate and an Opinion of Counsel the Subsidiary Guarantor is entitled to such release in accordance with the provisions of the Indenture.

ARTICLE 18
MISCELLANEOUS PROVISIONS
Section 18.01    Legal Holidays. Section 113 of the Base Indenture shall not apply to the Notes. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 18.02    Execution in Counterparts. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 18.03    Waiver of Jury Trial. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 18.04    Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
Section 18.05    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verity, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Sixth Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
Section 18.06    Governing Law. This Sixth Supplemental Indenture, the Notes and the Subsidiary Guarantees shall be governed by the laws of the State of New York.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.
ISSUER:
OASIS PETROLEUM INC.
By:     /s/ Michael H. Lou
Name:     Michael H. Lou

Title:	Executive Vice President and Chief
Financial Officer

SUBSIDIARY GUARANTORS:
OASIS PETROLEUM INC.
OASIS PETROLEUM LLC
OASIS PETROLEUM NORTH AMERICA LLC
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC
OASIS MIDSTREAM SERVICES LLC

By:     /s/ Michael H. Lou
Name:     Michael H. Lou

Title:	Executive Vice President and Chief
Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Shazia Flores
Name:     Shazia Flores

Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Oasis Petroleum Inc.
2.625% Convertible Senior Note due 2023
No. [●]    $[ ]
CUSIP No. 674215 AJ7
ISIN US674215AJ77

Oasis Petroleum Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]1 [●]2, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 of $[        ]4, on September 15, 2023, and interest thereon as set forth below.
This Note shall bear interest at the rate of 2.625% per year and shall accrue from September 19, 2016, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2017, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest may be payable as set forth in Section 6.04 of the within-mentioned Sixth Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Sixth Supplemental Indenture.
The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.

1	Include if a global note.
2	Include if a physical note.
3	Include if a global note.
4	Include if a physical note.

The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and the Principal Office of the Trustee as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
OASIS PETROLEUM INC.
By:
Name:
Title:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Officer

[FORM OF REVERSE OF NOTE]
Oasis Petroleum Inc.
2.625% Convertible Senior Note due 2023
This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.625% Convertible Senior Notes due 2023 (the “Notes”), issued initially in the aggregate principal amount of $275,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to the Sixth Supplemental Indenture dated as of September 19, 2016 (the “Sixth Supplemental Indenture”), between the Company, the Subsidiary Guarantors and U.S. Bank National Association (the “Trustee”), which amends and supplements the Indenture dated as of November 10, 2011 between the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by the Sixth Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. The Indenture also provides that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
As provided in and subject to the provisions of the Indenture, the Company may redeem this Note on or after September 15, 2020 under certain conditions specified in Article 16 of the Sixth Supplemental Indenture.  This Note does not benefit from a sinking fund.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES
Oasis Petroleum Inc.
2.625% Convertible Senior Notes due 2023
The initial principal amount of this Global Note is                 DOLLARS ($[             ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To:    U.S. Bank National Association
5555 San Felipe, Suite 1150
Houston, Texas 77056

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable at the election of the Company, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Sixth Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:

Signatures

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$[●],000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To:    U.S. Bank National Association
5555 San Felipe, Suite 1150
Houston, Texas 77056

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oasis Petroleum Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Sixth Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signatures

Social Security or Other Taxpayer Identification Number
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received [●] hereby sell(s), assign(s) and transfers) unto [●] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [●] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B
NOTATION OF SUBSIDIARY GUARANTEE
Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture (as defined below)), has fully and unconditionally guaranteed, to the extent set forth in Article 17 of the Sixth Supplemental Indenture dated as of September 19, 2016, by and among Oasis Petroleum Inc., as issuer, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”) to the Indenture, dated as of November 10, 2011 among the Company, the Subsidiary Guarantors and the Trustee (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Company.
The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 17 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and the conditions upon which it may be released.
IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this notation to be duly executed as of the ___ day of ____________, ____.
OASIS PETROLEUM LLC
OASIS PETROLEUM NORTH AMERICA LLC
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC
OASIS MIDSTREAM SERVICES LLC

By:
Name:
Title:

    B-1